LION COPPER AND GOLD CORP.

2022 STOCK OPTION PLAN

TABLE OF CONTENTS

Page
1.	PURPOSE	- 1 -

2.	DEFINITIONS AND INTERPRETATION	- 1 -

3.	ADMINISTRATION	- 4 -

4.	OPTIONEES	- 4 -

5.	THE OPTION SHARES	- 4 -

6.	GRANT OF OPTIONS	- 5 -

7.	TERMINATION OF OPTIONS	- 7 -

8.	ADJUSTMENT OF AND CHANGES IN THE OPTION SHARES	- 9 -

9.	CHANGE OF CONTROL	- 9 -

10.	PAYMENT	- 10 -

11.	SECURITIES LAW AND EXCHANGE REQUIREMENTS	- 11 -

12.	EFFECTIVENESS AND TERMINATION OF PLAN	- 11 -

13.	AMENDMENT OF THE PLAN	- 11 -

14.	UNITED STATES REQUIREMENTS	- 12 -

15.	MISCELLANEOUS	- 13 -

16.	SHAREHOLDER APPROVAL	- 13 -

SCHEDULE "A" - STOCK OPTION CERTIFICATE		- 14 -

SCHEDULE "B" - EXERCISE NOTICE		- 16 -

LION COPPER AND GOLD CORP.

(the "Corporation")

2022 STOCK OPTION PLAN

1. PURPOSE

The purpose of this Plan is to provide an incentive to Eligible Persons, as that term is defined below, to acquire a proprietary interest in the Corporation, to continue their participation in the affairs of the Corporation and to increase their efforts on behalf of the Corporation.

2. DEFINITIONS AND INTERPRETATION

In this Plan, the following words have the following meanings:

(a) "Blackout Period" means a period of time during which the Corporation prohibits Optionees from exercising the Options;

(b) "Board" means the board of directors of the Corporation;

(c) "Business Day" means any day, other than a Saturday, a Sunday or a statutory holiday in Vancouver, British Columbia;

(d) "Company" means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual;

(e) "Consultant" means, in relation to the Corporation, an individual (other than an Employee or a Director of the Corporation) or Company that:

(i) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to any of its subsidiaries, other than services provided in relation to a distribution;

(ii) provides the services under a written contract between the Corporation or any of its subsidiaries and the individual or the Consultant Company, as the case may be; and;

(iii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or any of its subsidiaries.

(f) "Consultant Company" means a Consultant that is a Company;

(g) "Corporation" means Lion Copper and Gold Corp.;

(h) "Director" means a director, senior officer or Management Company Employee of the Corporation, or of an unlisted Company seeking a listing on the Exchange, or a director, senior officer or Management Company Employee of the Corporation's subsidiaries or an unlisted Company's subsidiary;

(i) "Early Expiry Date" means 4:00 pm local time in Vancouver on:

(i) the date fixed by the Board for early expiry of each Option, which date will be no more than one year from the date on which the Optionee ceases to be an Eligible Person for any reason other than death, disability or cause; or

(ii) the date that is 90 days from the date on which the Optionee ceases to be an Eligible Person for any reason other than death, disability or cause, if no date is fixed by the Board under (i) above;

(j) "Eligible Person" means a person who is a Director, Employee or Consultant of the Corporation or its subsidiary on the Grant Date;

(k) "Employee" means:

(i) an individual who is considered an employee of the Corporation or its subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and CPP deductions must be made at source);

(ii) an individual who works full-time for the Corporation or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii) an individual who works for the Corporation or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(l) "Exchange" means the TSX Venture Exchange;

(m) "Expiry Date" means the date so fixed by the Board at the time the Option is awarded;

(n) "Grant Date" means the date of grant of an Option to an Optionee;

(o) "Investor Relations Activities" means any activities, by or on behalf of the Corporation or a shareholder of the Corporation, that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(i) the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation:

(A) to promote the sale of products or services of the Corporation, or

(B) to raise public awareness of the Corporation,

that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(ii) activities or communications necessary to comply with the requirements of:

(A) applicable Securities Laws, or

(B) Exchange requirements or the by-laws, rules or other regulatory instruments of any other self-regulatory body or stock exchange having jurisdiction over the Corporation;

(iii) communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

(A) the communication is only through the newspaper, magazine or publication, and

(B) the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv) activities or communications that may be otherwise specified by the Exchange;

(p) "Management Company Employee" means an individual, employed by a Person, providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person engaged in Investor Relations Activities;

(q) "Material Change" has the definition prescribed by applicable Securities Laws;

(r) "Material Fact" has the definition prescribed by applicable Securities Laws;

(s) "Material Information" means Material Fact and/or Material Change as defined by applicable Securities Laws and Exchange policy;

(t) "Option" means the option granted to an Optionee under this Plan;

(u) "Option Certificate" means the option certificate in the form attached as Schedule "A" to this Plan and issued to an Optionee;

(v) "Option Period" means the period of time between the Grant Date and the Expiry Date, during which the Option may be exercised subject to any vesting conditions;

(w) "Option Price" is the price at which the Optionee is entitled, pursuant to the Plan and as described in the Option Certificate, to acquire Option Shares;

(x) "Option Shares" means the Shares which the Optionee is entitled to acquire pursuant to this Plan and as described in the Option Certificate;

(y) "Optionee" means an Eligible Person to whom an Option has been granted by the Corporation;

(z) "Person" means an individual or a Company;

(aa) "Plan" means this 2022 Stock Option Plan, as may be amended from time to time in accordance with the provisions hereof;

(bb) "Securities Laws" means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to the Corporation; and

(cc) "Shares" means common shares in the authorized share capital of the Corporation.

The Plan will be interpreted and construed in accordance with the laws of the Province of British Columbia.

3. ADMINISTRATION

The Plan will be administered by the Board in accordance with the provisions of the Plan and subject to the rules of the Exchange from time to time (as applicable), and the Board will have full authority to:

(a) determine which Eligible Persons will receive a grant of Options;

(b) set the Option Price;

(c) grant Options to Eligible Persons in such amounts and on such terms as the Board may determine;

(d) set the Expiry Date and the Early Expiry Date for each Option provided that the Expiry Date will be a date that is no later than 10 years from the Grant Date (subject to extension where the Expiry Date falls within a Blackout Period);

(e) impose vesting conditions on Options; and

(f) interpret the Plan and make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management of the Corporation.

The interpretation by the Board of any of the provisions of the Plan will be final and conclusive.  No member of the Board will be liable for any action or determination in connection with the Plan made or taken in good faith, and each member of the Board will be entitled to indemnification with respect to any such action or determination.

4. OPTIONEES

Optionees must be Eligible Persons (or companies wholly owned by Eligible Persons) who, in the opinion of the Board, are in a position to contribute to the success of the Corporation. If the Optionee is a Company, excluding Optionees that are Consultant Companies, then such Optionee must:

(i) provide the Exchange with a completed Form 4F- Certification and Undertaking Required from a Company Granted an Incentive Stock Option or similar form required by Securities Laws; and

(ii) not effect or permit any transfer of ownership or option of shares of the Corporation nor issue further shares of any class in the Corporation to any other individual or entity as long as the Option remains outstanding, except with the written consent of the Exchange.

5. THE OPTION SHARES

(a) The aggregate number of Option Shares reserved for issuance under the Plan may not exceed 10% of the Corporation's issued and outstanding Shares on the Grant Date (the "Maximum Number").

(b) Options issued prior to the adoption of the Plan will be included in the Maximum Number and will be subject to the terms of the Plan.  To the extent of any conflict between the terms of the Plan and any previous terms governing options issued prior to the adoption of the Plan, the terms under the Plan will govern.

6. GRANT OF OPTIONS

Options may be granted by the Board in accordance with the Plan at any time prior to the termination of the Plan.  Options granted pursuant to the Plan will be further described in an Option Certificate and will be subject to the following terms and conditions:

(a) Option Price

The Option Price will be determined by the Board in its sole discretion, subject to the following:

(i) if the Shares are listed on the Exchange, the Option Price will not be lower than the last closing price for the Shares as quoted on the Exchange prior to the Grant Date, less any discount permitted by the Exchange, and provided that the Option Price will not be lower than the "Discounted Market Price" (as defined in the policies of the Exchange);

(ii) if the Shares are newly listed on the Exchange, or the Corporation has just been recalled for trading following a suspension or halt, the Corporation must wait until a satisfactory market has been established before setting the exercise price for and granting the Option. In general, the Exchange will not consider that a satisfactory market has been established until at least 10 trading days have passed since the date of listing or the day on which trading in the Corporation's securities resumes, as the case may be;

(iii) if the Shares are not listed on the Exchange, the price will be determined by the Board, subject to the rules or policies of any stock exchange or quotation system on which the Shares are listed;

(iv) if the Options are granted within 90 days of a distribution by a prospectus, the minimum exercise price of those Options will be the greater of the Discounted Market Price and the per share price paid by the public investors for the listed shares acquired under the distribution. The 90 day period begins:

(A) on the date a final receipt is issued for the prospectus; or

(B) in the case of an initial public offering, on the date of listing; and

(v) a minimum Option Price cannot be established unless the Options are allocated to particular Persons. More specifically, the Corporation cannot grant Options unless and until the Options have been allocated to a particular Person or Persons.

(b) Exercise of Options

The Options must be exercised in accordance with the Plan and the Option Certificate and on the terms set out in the resolutions of the Board pursuant to which the grant of the Options are authorized.  The Corporation will not be required to issue Option Shares in an amount less than a "Board Lot" (as defined in the policies of the Exchange), unless such number of Option Shares represents the balance of the Option Shares. The exercise price of the Option must be paid in cash.

(c) Re-issuance of Options

Options which are exercised, cancelled, or expire prior to exercise continue to be issuable under the Plan.

(d) Blackout Period

The Expiry Date of the Options will be automatically extended by the amount of time set out in this subsection in the event that the Expiry Date falls within a Blackout Period and all of the following conditions exist:

(i) the Blackout Period is formally imposed by the Corporation pursuant to its internal trading policies as a result of the bona fide existence of undisclosed Material Information. For greater certainty, in the absence of the Corporation formally imposing the Blackout Period, the Expiry Date of the Options will not be automatically extended in any circumstances;

(ii) the Blackout Period expires upon the general disclosure of the undisclosed Material Information; and

(iii) the Optionee or the Corporation is not subject to a cease trade order (or similar order under Securities Laws) in respect of the Corporation's securities.

If the Expiry Date falls within a Blackout Period and all of the above conditions exist, then the Expiry Date of the Options affected by the Blackout Period will be extended by the length of the Blackout Period plus ten (10) Business Days.

(e) Transferability of Option

All Options are non-transferable and non-assignable.

(f) Other Terms and Conditions

The Option Certificate may contain such other provisions as the Board deems appropriate, provided such provisions are not inconsistent with the Plan and the requirements of the Exchange.

For as long as the Shares of the Corporation are listed on the Exchange, the Corporation will comply with the following requirements:

(i) the Corporation may not grant, to any one Consultant, Options to acquire more than an aggregate of 2% of the issued and outstanding Shares of the Corporation in any 12 month period, calculated at the date the Options are granted to the Consultant;

(ii) the Corporation may not grant, to all Persons retained to provide Investor Relations Activities, Options to acquire more than an aggregate of 2% of the issued and outstanding Shares of the Corporation in any 12 month period, calculated at the date the Options are granted to any such person.  For greater certainty persons retained to provide Investor Relations Activities include any Consultant that performs Investor Relations Activities and any Employee or Director whose role and duties primarily consist of Investor Relations Activities;

(iii) Options issued to Persons retained to provide Investor Relations Activities must vest in stages over a period of not less than 12 months with no more than 25% of the Options vesting in any three month period;

(iv) the approval of the disinterested shareholders of the Corporation will be obtained:

(A) for Options granted to any one Person (including to companies wholly-owned by that Person) within a 12 month period to acquire more than 5% of the issued and outstanding Shares of the Corporation, calculated on the date the Options are granted to the Person;

(B) for Options which will result in the number of Options granted to Insiders (as a group) within a 12 month period exceeding 10% of the issued and outstanding Shares of the Corporation;

(C) for Options which will result in the number of Options granted to Insiders (as a group) at any point in time exceeding 10% of the issued and outstanding Shares of the Corporation;

(D) for any amendment to or reduction in the Option Price if the Optionee is an Insider of the Corporation at the time of the proposed amendment or reduction;

(E) for any amendment that would result in a benefit to an Insider; and

(F) for any extension to Options granted to individuals that are Insiders at the time of the proposed amendment.

For the purposes of this subsection, the term "Insider" has the meaning assigned in the Securities Act (British Columbia) and Options held by an Insider at any point in time that were granted to such Person prior to it becoming an Insider will be considered Options granted to an Insider irrespective of the fact that the Person was not an Insider at the time of grant;

(v) for Options granted to Employees, Consultants or Management Company Employees of the Corporation, the Corporation and the Optionee will be responsible for ensuring and confirming that the Optionee is a bona fide Employee, Consultant or Management Company Employee of the Corporation, as the case may be;

(vi) the Corporation must issue a news release disclosing the grant of Options to Insiders or persons retained to provide Investor Relations Activities; and

(vii) in addition to any resale restrictions under Securities Laws, and any other circumstance for which the Exchange hold period may apply, where Options are granted to Insiders or where the Option Price includes a discount as permitted by the Exchange, the Options and any Option Shares issued on the exercise of such Options must be legended with a four (4) month Exchange hold period commencing on the Grant Date.

7. TERMINATION OF OPTIONS

(a) All rights to exercise Options will terminate upon the earliest of:

(i) the Expiry Date; and

(ii) the date set out in Section 7(b) or (c), as applicable.

(b) Ceasing to Hold Office

If the Optionee holds his or her Option as a Director and such Optionee ceases to be a Director prior to the end of the Option Period, then the Option will terminate on the Early Expiry Date, unless the Optionee:

(i) ceases to be a Director as a result of the death or disability of the Optionee, in which case the Option will terminate one year from the date of death or disability of the Optionee;

(ii) ceases to be a Director:

(A) as a result of being convicted in or out of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud;

(B) by order of the British Columbia Securities Commission (the "BCSC"), the Exchange or any other regulatory body having jurisdiction to so order;

(C) where the Director is required to resign as a consequence of ceasing to meet the director qualifications specified in the Business Corporations Act (British Columbia);

in which case, the Option will terminate on the date on which the Optionee ceases to be a Director; or

(iii) remains an Eligible Person, in which case the Board may, in its discretion, allow the Optionee to retain the Option.

(c) Ceasing to be Employed

If the Optionee holds his or her option as an Employee, Consultant or Management Company Employee and such Optionee ceases to be an Employee, Consultant or Management Company Employee prior to the end of the Option Period, then the Option will terminate on the Early Expiry Date, unless the Optionee:

(i) ceases to be an Employee, Consultant or Management Company Employee as a result of the death or disability of the Optionee, in which case the Option will terminate one year from the date of death or disability of the Optionee;

(ii) ceases to be an Employee, Consultant or Management Company Employee:

(A) as a result of the Corporation terminating the Optionee for cause; or

(B) by order of the BCSC, the Exchange or any other regulatory body having jurisdiction to so order,

in which case, the Option will terminate on the date on which the Optionee ceases to be an Employee, Consultant or Management Company Employee; or

(iii) remains an Eligible Person, in which case the Board may, in its discretion, allow the Optionee to retain the Option.

(d) Vesting on Termination

Unless otherwise provided by the Board, any options that are unvested on the date that the Corporation provides the Optionee with written notice of termination or the Optionee provides the Corporation with written notice of resignation, will automatically terminate on the date of such notice.

(e) Exercise after Death or Disability of Optionee

In the event of the death of an Optionee, the Optionee's Option must be exercised only by the person or persons to whom the Optionee's rights under the Option will pass by the Optionee's will or the laws of descent and distribution.  In the event of the death or disability of an Optionee, the Optionee's Option may be exercised to the extent that the Optionee was entitled to exercise the Option at the date of the Optionee's death or disability.  The period in which the Optionee's Option may be exercised must not exceed one year from the date of the Optionee's death.

8. ADJUSTMENT OF AND CHANGES IN THE OPTION SHARES

(a) If the Corporation:

(i) changes its capital structure through stock splits, reverse split, consolidations, recapitalizations, reclassifications, changes in or elimination of par value shares;

(ii) declares any dividends or makes other distributions to holders of shares;

(iii) grants any rights to purchase shares at prices substantially below the Option Price as determined in accordance with Section 0(a) to holders of shares of the Corporation; or

(iv) converts or exchanges its shares for any other securities as a result of a business combination,

then in any such case the Corporation may make such adjustments in the right to purchase granted hereby which are appropriate and reflective of such event, and as may be required to prevent substantial dilution or enlargement of the rights granted to or available for the Optionee hereunder.

(b) Options for fractional Option Shares resulting from any adjustment in Options pursuant to this Section 8 will be terminated.  Any adjustment will be effective and binding on each Optionee for all purposes of the Plan.

(c) Any adjustment to Options granted or issued (except in relation to a consolidation or share split) is subject to the prior acceptance of the Exchange.

9. CHANGE OF CONTROL

In the event of:

(a) a business combination in which the Corporation is not the surviving Company;

(b) the Shares being converted into securities of another entity or exchanged for other consideration; or

(c) an offer for 50% or more of shares being made by a third party that constitutes a take-over bid as that term is defined in Multilateral Instrument 62-104 of the Canadian Securities Administrators ("MI 62-104") or would constitute a take-over bid as that term is defined in the MI 62-104 but for the fact that the offeree is not in British Columbia, all outstanding Options will immediately vest, provided that the acceleration of vesting provisions required by the Exchange is subject to the prior written consent of the Exchange, and provided that if such transaction does not close, all such Options which remain unexercised will be deemed not to have vested.  In addition, the Board may make such arrangements as the Board deems appropriate for the exercise of outstanding Options or continuance of outstanding Options in the surviving Company.

10. PAYMENT

(a) Subject as hereinafter provided, the full purchase price for each of the Option Shares will be paid by money wire, certified cheque or bank draft in favour of the Corporation upon exercise thereof.  An Optionee will have none of the rights of a shareholder in respect of the Option Shares until the shares are issued to such Optionee.

(b) Upon exercise of an Option, the Optionee will, upon notification of the amount due and prior to the delivery of the certificates representing the Option Shares, pay to the Corporation by money wire, certified cheque or bank draft, such amount as the Corporation will determine is required to be withheld and remitted to Canada Revenue Agency (the "CRA") to satisfy applicable federal and provincial tax and, if applicable, Canada Pension Plan ("CPP") withholding and remittance requirements, or will make alternative arrangements satisfactory to the Corporation (acting in its sole discretion) in respect of such requirements. Such alternative arrangements for satisfying the withholding and remittance requirements may include, but will not be limited to, the following:

(i) the Corporation may retain and withhold from any payment of cash due or to become due from the Corporation to the Optionee, whether under this Plan or otherwise, the amount of taxes and, if applicable, CPP contributions, required to be withheld or otherwise deducted and remitted by the Corporation to the CRA in respect of such payment, and will remit the amount so withheld to the CRA, as source deductions withheld by it in respect of the issue of the Option Shares; and

(ii) the Corporation may deduct from the Option Shares to be issued to the Optionee, a number of Option Shares (the "Cashed-Out Shares") having a market value of not less than the amount of taxes and, if applicable, CPP contributions, required to be withheld or otherwise deducted and remitted by the Corporation to the CRA in respect of such payment and will remit to the CRA the amount (the "Cash-Out Amount") that is equal to the market value of the Cashed-Out Shares, as source deductions withheld by it in respect of the issue of the Option Shares.  The Cashed-Out Shares may be retained or sold by the Corporation. In such cases, the Corporation may, at its sole discretion, elect under s. 110(1.1) of the Income Tax Act (Canada) not to deduct the Cash-Out Amount in computing its income for any taxation year.

11. SECURITIES LAW AND EXCHANGE REQUIREMENTS

(a) No Option will be exercisable in whole or in part, nor will the Corporation be obligated to issue any Option Shares pursuant to the exercise of any such Option, if such exercise and issuance would, in the opinion of counsel for the Corporation, constitute a breach of any applicable laws from time to time, or the rules from time to time of the Exchange.  Each Option will be subject to the further requirement that if at any time the Board determines that the listing or qualification of the Option Shares under any securities legislation or other applicable law, or the consent or approval of any governmental or other regulatory body (including the Exchange), is necessary as a condition of, or in connection with, the issue of the Option Shares hereunder, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

(b) By accepting and not returning an Option Certificate within five (5) days of receiving it in connection with a grant of Options, an Optionee is deemed to have expressly consented to the disclosure by the Corporation of personal and other information regarding the Optionee to any governmental or other regulatory body (including the Exchange or such other self-regulatory body or stock exchange having jurisdiction over the Corporation).  In addition, the Optionee is deemed to have consented to the collection, use and disclosure of personal or other information by such governmental or other regulatory body (including the Exchange or such other self-regulatory body or stock exchange having jurisdiction over the Corporation) for such purposes as may be identified by such governmental or other regulatory body, from time to time.

12. EFFECTIVENESS AND TERMINATION OF PLAN

(a) The Plan will be effective upon the later of:

(i) approval of the shareholders of the Corporation, if such approval is required;

(ii) approval of the Board;

(iii) acceptance by the Exchange; and

(iv) acceptance by any other regulatory authority having jurisdiction over the Corporation's securities.

(b) The Board may terminate the Plan at any time provided that the Corporation adopts a new stock option plan.  Upon termination of the Plan, previously granted Options will be governed by the provisions of the Corporation's stock option plan adopted by the Corporation from time to time.

13. AMENDMENT OF THE PLAN

(a) The Board may from time to time amend the Plan and the terms and conditions of any Option granted thereunder, provided that any amendment, modification or change to the provisions of the Plan will:

(i) not adversely alter or impair any Option previously granted, except as permitted by Section 8 or 9;

(ii) be subject to any regulatory approvals, where required, including the approval of the Exchange where necessary;

(iii) be subject to shareholder approval in accordance with the rules of the Exchange in circumstances where the amendment, modification or change of the Plan and terms and conditions of any Option would amend the:

(A) Eligible Persons who may be granted Options under the Plan;

(B) method for determining the Exercise Price of the Options;

(C) maximum term of the Options under Section 3;

(D) expiry and termination provisions relating to the Options under this Plan;

(E) limitations under the Plan on the number of Options that may be granted to any one person or category of persons, including insiders, as set out in this Plan;

(F) maximum number or percentage, as the case may be, of Shares that may be reserved under the Plan for issuance pursuant to the exercise of the Options;

(G) Plan to include a Net Exercise provisions (as defined in the policies of the Exchange); or

(H) amend this Section 13; and

(iv) not be subject to shareholder approval in circumstances where the amendment, modification or change of the Plan would:

(A) be of a "housekeeping nature", including any amendment to the Plan or an Option that is necessary to comply with applicable laws, tax or accounting provisions or the requirements of any regulatory authority or the Exchange, and any amendment to the Plan or an Option to correct or rectify any ambiguity, defective provision, error or omission therein, including amendment to any definitions;

(B) clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions;

(C) be necessary for the Option to qualify for favourable treatment under applicable tax laws;

(D) alter, extend or accelerate any vesting terms or conditions in the Plan or any Option; or

(E) amend Section 8 or 9;

(b) Subject to shareholder approval, the Board may from time to time retroactively amend the Plan and, with the consent of the affected Optionee, retroactively amend the terms and conditions of any Options which have previously been granted.

14. UNITED STATES REQUIREMENTS

(a) No Option will be granted and issued unless the grant and issuance of such Option shall comply with all relevant provisions of applicable United States federal and state securities laws, including the availability of an exemption from registration for the issuance and sale of such Shares.  The Corporation has no obligation to undertake registration under any United States federal or state laws of Options or the Shares issuable upon the exercise of Options.

(b) As a condition to the exercise of an Option, the Board may require the Optionee to make representations and warranties in writing at the time of such exercise in order to establish, to the satisfaction of the Corporation and its legal counsel, that the Shares to be issued on such exercise may legally be issued in compliance with all applicable United States federal and state securities laws.  If required by applicable United States federal and state securities laws, a stop-transfer order against such Shares shall be placed on the share ledger books and records of the Corporation, and a legend indicating that the Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, shall be stamped on the certificates representing such shares.  The Board also may require such other documentation as they, in their sole discretion, may from time to time determine to be necessary to comply with United States federal and state securities laws.

(c) The Option Certificate in respect of the grant of any Options to persons who are U.S. Persons, as that term is defined in Rule 902 of Regulation S, will include the following statement:

This Option has not been registered under any U.S. federal or state law and may not be exercised except pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, and all applicable U.S. state securities laws, or pursuant to available exemptions from such registration requirements.  In addition, shares issued on exercise of this Option by a U.S. resident will bear a U.S. form of restrictive legend and may not be resold except in compliance with such legend.

(d) No Option granted under the Plan will constitute an Incentive Stock Option as described in Section 422 of the Internal Revenue Code of 1986, as amended.

15. MISCELLANEOUS

If there is a discrepancy between the resolution of the Board authorizing the grant of an Option and the Option Certificate, then the board resolution will supersede the Option Certificate and the Option will be as described in the resolution of the Board.

16. SHAREHOLDER APPROVAL

This Plan is subject to the approval of the shareholders of the Corporation yearly at each annual general meeting of the Corporation.

SCHEDULE "A"

LION COPPER AND GOLD CORP.

(the "Corporation")

STOCK OPTION CERTIFICATE

PURSUANT TO THE 2022 STOCK OPTION PLAN

This stock option certificate (this "Option Certificate") is issued pursuant to the provisions of the Corporation's 2022 Stock Option Plan as amended or replaced from time to time (the "Plan") and evidences that                                                                                     (the "Optionee") is the holder of an option to purchase up to _____________________ Shares in the Corporation at a purchase price of $______ per Share.

The Grant Date of this Option is ________________________.

The Expiry Date is ______________________, 20_____.

This Option vests on the following terms:

________________________________________ (insert N/A if no vesting terms)

Other Restrictions:

1. This Option Certificate and the Option evidenced hereby will expire and terminate on the date which is the earlier of the Expiry Date and the date set out in section 7(a)(ii) of the Plan.

2. Subject to early expiry as described in paragraph 1 above and any vesting conditions, this Option may be exercised from the Grant Date until 4:00 p.m. local time in Vancouver, British Columbia on the Expiry Date, by delivering to the Corporation an Exercise Notice in the form attached as Schedule "B" to the Plan, together with this Option Certificate and a money wire, certified cheque or bank draft payable to LION COPPER AND GOLD CORP. in an amount equal to the total Option Price of the Shares in respect of which this Option is being exercised; provided that the Optionee will have satisfied the conditions precedent, if any, to the exercise of the Option set out in the Plan.

3. This Option Certificate and the Option evidenced hereby is not assignable, transferable or negotiable except in accordance with the provisions of the Plan. This Option Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and records of the Corporation will prevail.  The Corporation and the Optionee hereby attorn to the jurisdiction of the Courts of British Columbia.

4. The exercise of this Option is subject to the terms and restrictions set out in the Plan. Terms have the meaning as set out in the Plan.

5. By accepting and not returning this Option Certificate within five (5) days of receiving it, the Optionee expressly consents to the disclosure by the Corporation of personal and other information regarding the Optionee to any governmental or other regulatory body (including the TSX Venture Exchange (the "Exchange") or such other self-regulatory body or stock exchange having jurisdiction over the Corporation). In addition, the Optionee consents to the collection, use and disclosure of personal or other information by such governmental or other regulatory body (including the Exchange or such other self-regulatory body or stock exchange having jurisdiction over the Corporation) for such purposes as may be identified by such governmental or other regulatory body, from time to time.

6. [INSERT FOR U.S. OPTIONEES: This Option has not been registered under any U.S. federal or state law and may not be exercised except pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, and all applicable U.S. state securities laws, or pursuant to available exemptions from such registration requirements.  In addition, shares issued on exercise of this Option by a U.S. resident will bear a U.S. form of restrictive legend and may not be resold except in compliance with such legend.]

Dated this ______ day of                                             .

LION COPPER AND GOLD CORP.

Per:

_________________________________

Authorized Signatory

SCHEDULE "B"

LION COPPER AND GOLD CORP.

EXERCISE NOTICE

To: The Board of Directors - Stock Option Plan

LION COPPER AND GOLD CORP. (the "Corporation")

The undersigned hereby irrevocably gives notice, pursuant to the Corporation's 2022 Stock Option Plan, of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a) all of the Shares; or

(b)_________________________ of the Shares;

which are the subject of the Option Certificate held by the undersigned evidencing the undersigned's Option to purchase said Shares.

Calculation of total Option Price:

(i) number of Shares to be acquired                                         Shares

(ii) multiplied by the Option Price per Share: $

TOTAL OPTION PRICE, enclosed herewith: $

1. The undersigned hereby:

(a) tenders herewith a certified cheque, bank draft or wire transfer (circle one) in the amount of $                         payable to the Corporation in an amount equal to the total Option Price of the aforesaid Shares, as calculated above, and directs the Corporation to issue the share certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address; or

(b) directs the Corporation to deliver the share certificate evidencing said Shares to the undersigned's agent in trust for the undersigned at the address listed below against receipt of a check payable to the Corporation in an amount equal to the total Option Price of the aforesaid Shares, as calculated above.

 __________________________________________________________________

 __________________________________________________________________

2. U.S. Purchaser Certification. The undersigned hereby represents, warrants and certifies to the Corporation that at the time of exercise (PLEASE CHECK [✓] ONE OF THE FOLLOWING):

A.  ☐ The undersigned holder: (i) at the time of exercise of these Options is not in the United States; (ii) is not a "U.S. person" as defined in Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and is not exercising these Options on behalf of a "U.S. person"; and (iii) did not execute or deliver this Exercise Form in the United States.

OR

B.  ☐ The undersigned holder: (i) at the time of exercise of these Options is in the United States; (ii) is a "U.S. person" as defined in Regulation S under the 1933 Act or is exercising these Options on behalf of a "U.S. person"; or (iii) executed or delivered this Exercise Form in the United States.

The undersigned understands that if the box in item (B) above is initialled, then the undersigned hereby confirms and acknowledges that:

(a) the undersigned, at the time of exercise of the Options, has an exemption available from registration under the 1933 Act, and under applicable state securities in order to permit the Corporation to issue Shares underlying the Options to the undersigned;

(b) upon exercise of the Options, the Corporation has no obligation to issue the underlying Shares to the undersigned unless an exemption from registration under the 1933 Act, and under applicable state securities laws is available as determined by the Corporation (in its sole discretion);

(c) the Corporation may require the undersigned to make further representations and warranties (in writing) or provide such other documentation or legal opinions in order to establish, to the satisfaction of the Corporation (in its sole discretion), that the Shares to be issued on such exercise may legally be issued in compliance with all applicable United States federal and state securities laws.

(d) the Direct Registration System statement(s) or certificate(s) representing the Shares issued upon exercise of the Options will bear a legend restricting transfer without registration under the 1933 Act, and applicable state securities laws unless an exemption from registration is available, in such form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT").  THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF LION COPPER AND GOLD CORP. (THE "COMPANY") THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; OR (C) IN ACCORDANCE WITH ANY OTHER REGISTRATION EXEMPTION EVIDENCED BY AN OPINION OF COUNSEL OF RECOGNIZED STANDING AND ACCEPTABLE TO THE COMPANY AND THE TRANSFER AGENT, AVAILABLE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA OR ELSEWHERE.

A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE COMPANY'S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF SEC REGULATION S UNDER THE U.S. SECURITIES ACT AND APPLICABLE FOREIGN LAW."

(e) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Shares;

(f) it is receiving the Shares for its own account for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States; provided, however, that the undersigned may sell or otherwise dispose of any of the Shares pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements:

(g) it has had access to such financial and other information as it deems necessary in connection with its decision to exercise the Options and purchase the Shares;

(h) it is not purchasing the Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(i) the Corporation will rely upon its confirmations, acknowledgements and agreements set forth herein, and the undersigned agrees to notify the Corporation promptly in writing if any of its representations or warranties herein ceases to be accurate or complete.

DATED the ___________ day of                                                             .

Signature of Witness	Signature of Optionee

Name of Witness (please print)	Name of Optionee (please print)

LION COPPER AND GOLD CORP.

(Formerly Quaterra Resources Inc.)

AMENDED 2021 RESTRICTED SHARE UNIT PLAN

1. PLAN DEFINITIONS AND INTERPRETATIONS

1.1 For the purposes of this Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

(a) "Act" means the Business Corporations Act (British Columbia), or its successor, as amended, from time to time;

(b) "Affiliate" means any corporation that is an affiliate of the Company as defined in National Instrument 45-106 - Prospectus and Registration Exemptions, as may be amended from time to time;

(c) "Associate" where used to indicate a relationship with any person or company, is as defined in the Securities Act (British Columbia), as may be amended from time to time;

(d) "Board" means the Board of Directors of the Company;

(e) "Change of Control" means the occurrence of any one or more of the following events:

(i) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Company or any of its Affiliates and another corporation or other entity, as a result of which the holders of Voting Securities prior to the completion of the transaction hold less than 50% of the Voting Securities of the successor corporation after completion of the transaction;

(ii) the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of all or substantially all of the assets, rights or properties of the Company and its subsidiaries on a consolidated basis to any other person or entity, other than transactions among the Company and its subsidiaries;

(iii) a resolution is adopted to wind-up, dissolve or liquidate the Company;

(iv) any person, entity or group of persons or entities acting jointly or in concert (an "Acquiror") acquires, or acquires control (including, without limitation, the right to vote or direct the voting) of, Voting Securities of the Company which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror controls, would entitle the Acquiror and/or Associates and/or Affiliates of the Acquiror, to cast or to direct the casting of 50% or more of the votes attached to all of the Company's outstanding Voting Securities which may be cast to elect directors of the Company or the successor corporation (regardless of whether a meeting has been called to elect directors); or

(v) as a result of or in connection with: (A) a contested election of directors; or (B) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisitions involving the Company or any of its Affiliates and another corporation or other entity (a "Transaction"), fewer than 50% of the directors of the Company or the successor corporation are persons who were directors of the Company immediately prior to the Transaction.

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For the purposes of the foregoing definition of Change of Control, "Voting Securities" means Common Shares and any other shares entitled to vote for the election of directors and, for the purposes of calculating the number of securities of the Company owned or controlled by the Acquiror, it shall include any security, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

(f) "Common Shares" means the common shares in the capital of the Company, as adjusted in accordance with the provisions of Section 5 of this Plan;

(g) "Company" means Lion Copper and Gold Corp., a corporation existing under the Act, and includes any successor corporation thereof;

(h) "Deferred Payment Date" for a Participant means the date to which the Participant has elected to defer redemption of his or her Restricted Share Units pursuant to Section 3.12;

(i) "Director" means a member of the Board from time to time;

(j) "Eligible Consultants" means an individual, other than an Eligible Employee, that (i) is engaged to provide, on a bona fide basis, consulting, technical, management or other services to the Company or any Affiliate under a written contract between the Company and the individual or corporation of which the individual consultant is an employee, (ii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company, and (iii) does not provide services in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities, or is not an "Investor Relations Service Provider" as defined in the policies of the TSXV;

(k) "Eligible Employees" means employees of the Company or any Affiliate including officers of the Company or any Affiliate and is not an Investor Relations Service Provider;

(l) "Grant Date" means the date that the Restricted Share Unit is granted to a Participant under the Plan, as evidenced by the Restricted Share Unit grant letter;

(m) "Insider" means: (i) an insider as defined in the Securities Act (British Columbia), as may be amended from time to time, other than a person who is an Insider solely by virtue of being a director or senior officer of an Affiliate; and (ii) an Associate of any person who is an insider by virtue of (i);

(n) "Market Value" means, with respect to a Common Share on any date, the weighted average price of the Common Shares on the TSXV for the five days on which Common Shares were traded immediately preceding that date.  If the Common Shares are not trading on the TSXV, then the Market Value shall be determined based on the trading price on such stock exchange or over-the-counter market on which the Common Shares are listed and posted for trading as may be selected for such purpose by the Board. In the event that the Common Shares are not listed and posted for trading on any stock exchange or over-the-counter market, the Market Value shall be the fair market value of such Common Shares as determined by the Board in its sole discretion;

(o) "Participant" means each Director, Eligible Employee and Eligible Consultant to whom Restricted Share Units are granted hereunder;

(p) "Person" means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof;

(q) "Plan" means this Amended 2021 Restricted Share Unit Plan, as same may be amended from time to time;

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(r) "Redemption Date" means the date on which a Participant's Restricted Share Unit vests;

(s) "Restricted Share Unit" means a unit credited by means of an entry on the books of the Company to a Participant, representing the right to receive on the Redemption Date one previously unissued Common Share for each Restricted Share Unit;

(t) "Restricted Share Unit Award" means an award of Restricted Share Units under the Plan to a Participant;

(u) "Retirement" means the Participant ceasing to be an Eligible Employee after attaining a stipulated age in accordance with the normal retirement policy or earlier with the Company's consent;

(v) "Securities Laws" means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to the Company;

(w) "Security Based Compensation Arrangement" has the meaning ascribed thereto in Section 613 (or any successor thereto) of the TSX Company Manual (as the same may be amended from time to time), and includes, without limitation: (i) stock option plans for the benefit of employees, Insiders, service providers or any one of such groups; (ii) individual stock options granted to employees, service providers or Insiders if not granted pursuant to a plan previously approved by the Company's security holders; (iii) stock purchase plans where the Company provides financial assistance or where the Company matches the whole or a portion of the securities being purchased; (iv) stock appreciation rights involving issuances of securities from treasury; (v) any other compensation or incentive mechanism involving the issuance or potential issuances of securities of the Company; and (vi) security purchases from treasury by an employee, Insider or service provider which is financially assisted by the Company by any means whatsoever;

(x) "Termination" means: (i) in the case of an Eligible Employee, the termination of the employment of the Eligible Employee with or without cause by the Company or an Affiliate or the cessation of employment of the Eligible Employee with the Company or an Affiliate, as a result of resignation or otherwise, other than the Retirement of the Eligible Employee; (ii) in the case of a Director, the resignation, removal of or failure to re-elect the Director as a director of the Company or an Affiliate; and (iii) in the case of an Eligible Consultant, the termination of the services of the Eligible Consultant by the Company or any Affiliate or the Eligible Consultant;

(y) "TSXV" means the TSX Venture Exchange; and

(z) "year" means a calendar year unless otherwise specified.

1.2 Headings.  The headings of all Sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Plan.

1.3 References to this Restricted Share Unit Plan.  The words "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to the Plan as a whole and not to any particular Section, paragraph or other part hereof.

1.4 Canadian Funds.  Unless otherwise specifically provided, all references to dollar amounts in the Plan are references to lawful money of Canada.

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2. PURPOSE AND ADMINISTRATION OF THE RESTRICTED SHARE UNIT PLAN

2.1 Purpose of the Restricted Share Unit Plan.  The Plan provides for the payment for services rendered by a Participant in the form of the issuance of Common Shares to Participants for the purpose of advancing the interests of the Company and its Affiliates through the motivation, attraction and retention of Directors, Eligible Employees and Eligible Consultants and to secure for the Company and the shareholders of the Company the benefits inherent in the ownership of Common Shares by Directors, Eligible Employees and Eligible Consultants, it being generally recognized that restricted share plans aid in attracting, retaining and encouraging employees due to the opportunity offered to them to acquire a proprietary interest in the Company.

2.2 Administration of the Restricted Share Unit Plan.  The Plan shall be administered by the Board and the Board shall have full authority to administer the Plan including the authority to interpret and construe any provision of the Plan and to adopt, amend and rescind such rules and regulations for administering the Plan as the Board may deem necessary in order to comply with the requirements of the Plan. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Company. No member of the Board shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Plan and all members of the Board shall, in addition to their rights as directors of the Company, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made in good faith. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan. All costs incurred in connection with the Plan shall be for the account of the Company.

2.3 Record Keeping.  The Company shall maintain a register in which shall be recorded:

(a) the name and address of each Participant;

(b) the number of Restricted Share Units granted to each Participant;

(c) the number of Restricted Shares issued to each Participant; and

(d) all other relevant information, including, without limitation, all conditions set forth in a Restricted Share Unit grant letter, substantially in the form set out in Schedule 1 to this Plan.

2.4 Determination of Participants and Participation.  The Board shall from time to time determine the Participants to whom Restricted Share Units shall be granted and the provisions and restrictions with respect to such grant, all such determinations to be made in accordance with the terms and conditions of the Plan, and the Board may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Company and any other factors which the Board deems appropriate and relevant.

2.5 Maximum Number of Common Shares:

(a) The aggregate maximum number of Common Shares available for issuance from treasury under this Plan, subject to adjustment pursuant to Section 5.7, shall not exceed 30,330,661 Common Shares, or such lesser number as may be required in connection with the approval of the TSXV, or such greater number as may be approved from time to time by the Company's disinterested shareholders.

(b) The maximum number of Restricted Share Units issuable to any one Participant in the aggregate in any 12 month period under this Plan and any other Security Based Compensation Arrangements of the Company is 5% of the total number of outstanding Common Shares at the proposed Grant Date.

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(c) The maximum number of Common Shares issuable to Insiders as a group, at any time, pursuant to this Plan and any other Security Based Compensation Arrangements of the Company, is 10% of the total number of Common Shares then outstanding. The maximum number of Common Shares issuable to Insiders as a group, within any one year period, pursuant to this Plan and any other Security Based Compensation Arrangements of the Company is 10% of the total number of Common Shares then outstanding. For purposes of this Section 2.5, the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Restricted Share Unit.

(d) The maximum number of Common Shares issuable to Eligible Consultants, within any one year period, pursuant to this Plan and any other Security Based Compensation Arrangements of the Company, is 2% of the total number of Common Shares then outstanding. For purposes of this Section 2.5, the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Restricted Share Unit.

3. RESTRICTED SHARE UNITS

3.1 Restricted Share Unit Plan.  The Plan is hereby established for Directors, Eligible Employees and Eligible Consultants.  The Plan shall be subject to the approval of the shareholders of the Company to be given by resolution passed at a meeting of the shareholders of the Company and acceptance by the TSXV or any regulatory authority or stock exchange having jurisdiction over the securities of the Company.

3.2 Restricted Share Unit Grant Letter.  The Board shall determine criteria for the grant of Restricted Share Units to Directors, Eligible Employees and Eligible Consultants. Each grant of a Restricted Share Unit under the Plan shall be evidenced by a Restricted Share Unit grant letter to the Participant from the Company. Such Restricted Share Unit grant letter shall be subject to all applicable terms and conditions of the Plan and may include any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Restricted Share Unit grant letter. The provisions of the various Restricted Share Unit grant letters issued under the Plan need not be identical.

3.3 Vesting Period. Except as otherwise provided in a Restricted Share Unit grant letter or any other provision of this Plan, the vesting period of all Restricted Share Units granted pursuant to Section 3.4 of this Plan will be determined by the Board and may not be less than one year (except as permitted pursuant to TSXV polices or otherwise approved by the TSXV) or exceed three years.  At the sole discretion of the Board, at the time of grant, in lieu of or in addition to vesting based on time lapsed from the Grant Date, vesting of the Restricted Share Units may be made subject to performance conditions to be achieved by the Company or a class of Participants or by a particular Participant on an individual basis.  The extent and nature of such performance conditions will be determined by the Board and, without limiting the generality of the foregoing, may include terms or conditions relating to:

(a) the return to holders of Common Shares, with or without reference to other comparable companies;

(b) the financial performance or results of the Company or a Subsidiary;

(c) the achievement of milestones relating to a specific project the Participant is involved in on behalf of the Company; or

(d) any other terms and conditions the Board may in its discretion determine with respect to vesting;

3.4 Grant of Restricted Share Units. A Restricted Share Unit Award granted to a particular Participant in a year will be for services rendered by the Participant. The number of Restricted Share Units awarded will be credited to the Participant's account, effective as of the Grant Date.

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3.5 Payment of Dividends.  In the event that a dividend (other than a stock dividend) is declared and paid by the Company on Common Shares, the Board may elect to credit each Participant with additional Restricted Share Units. In such case, the number of additional Restricted Share Units will be equal to the aggregate amount of dividends that would have been paid to the Participant if the Restricted Share Units in the Participant's account had been Common Shares divided by the Market Value of a Common Share on the date on which dividends were paid by the Company.

The additional Restricted Share Units awarded to a Participant under this Section 3.5 of this Plan will vest on the Redemption Date in respect of the particular Restricted Share Unit to which the additional Restricted Share Units relate.

3.6 Vesting.  A Restricted Share Unit granted to a Participant will entitle the Participant, subject to the Participant's satisfaction of any conditions, restrictions, vesting period, performance conditions or limitations imposed under the Plan or set out in the Restricted Share Unit grant letter, and subject to sections 3.8 and 4.1, to receive one previously unissued Common Share for each Restricted Share Unit on the date when the Restricted Share Unit is fully vested.

Subject to the foregoing, in the event of:

(a) the death of a Participant, all unvested Restricted Share Units credited to the Participant will vest on the date of the Participant's death. The Common Shares underlying the Restricted Share Units credited to the Participant's account shall be issued to the Participant's estate as soon as practicable thereafter;

(b) the total disability of a Participant, all unvested Restricted Share Units credited to the Participant will vest on the date on which the Participant is determined to be totally disabled, and the Common Shares underlying such Restricted Share Units credited to the Participant's account shall be issued to the Participant as soon as practicable thereafter;

(c) Subject to (i) the terms of any Restricted Share Unit grant letter, (ii) any provisions with respect to vesting of Restricted Share Units in a Participant's employment agreement with the Company, (iii) the Board's discretion to accelerate vesting under Section 3.11, and (iv) the Board's discretion to waive termination of a Restricted Share Unit under this section, in the event of the Retirement or Termination of a Participant, any unvested Restricted Share Units held by the Participant shall immediately terminate and be of no further force and effect, provided that the Board has the absolute discretion to waive such termination. Common Shares underlying vested Restricted Share Units credited to the Participant's account shall be issued to the Participant as soon as practicable thereafter; and

(d) a Change of Control, all Restricted Share Units outstanding shall immediately vest on the date of such Change of Control notwithstanding any stated vesting period or performance condition. In any event, upon a Change of Control, Participants shall not be treated any more favourably than shareholders of the Company with respect to the consideration that the Participants would be entitled to receive for the Common Shares underlying the Restricted Share Units.

3.7 Redemption - Fully Paid Common Shares to the Participant.  Subject to Sections 3.8 and 4.1, the Company will satisfy its obligation, on the redemption of the Restricted Share Units with the issue of previously unissued Common Shares. The Restricted Share Units will be redeemed by the Company on the Redemption Date (or the Deferred Payment Date where the Participant has elected to defer redemption pursuant to Section 3.12) unless otherwise provided in the grant letter.

3.8 Redemption in Cash.  At the election of the Board, in its sole discretion, in lieu of delivering Common Shares to the Participant pursuant to Section 3.7, the Company may satisfy its obligation on the redemption of the Restricted Share Units by delivering to the Participant a lump sum cash payment, net of any applicable withholding taxes or other amounts pursuant to section 4.1, equal to the number of vested Restricted Share Units credited to his or her Participant account as of the relevant Redemption Date multiplied by the Market Value of one Common Share on such Redemption Date.  If the Participant is a member of the Board, the Participant shall abstain from participating in or voting on any determination as to whether he or she will receive a cash payment pursuant to this Section 3.8.

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3.9 No Adjustment.  For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Restricted Share Units will be granted to a Participant to compensate the Participant for any downward fluctuations in the Market Value of a Common Share nor will any other form of benefit be conferred upon, or in respect of, a Participant for such a purpose.

3.10 Blackout Periods. In the event the Redemption Date (or the Deferred Payment Date where the Participant has elected to defer redemption pursuant to Section 3.12) determined in accordance with the terms of this Plan occurs within a period of time imposed by the Company, pursuant to the Company's policies, upon certain designated persons during which those persons may not trade in any securities of the Company (a "Black-Out Period") or which vest within five business days after a Black-Out Period ends (not including a Black-Out Period imposed due to a cease trade order), the Redemption Date (or the Deferred Payment Date where the Participant has elected to defer redemption pursuant to Section 3.12) of the Restricted Share Units shall be ten business days from the date any Black-Out Period ends.

3.11 Acceleration of Redemption Date.  Notwithstanding anything else herein contained, the Company may, in its discretion, at any time permit the acceleration of the Redemption Date in respect of any Restricted Share Unit, all in the manner and on the terms as may be authorized by the Board.

3.12 Deferred Payment Date. Participants who are residents of Canada for the purposes of the Income Tax Act (Canada) and not subject to the provisions of the Internal Revenue Code (United States) may elect to defer redemption of their Restricted Share Units until a Deferred Payment Date. Any other Participants may not elect a Deferred Payment Date.  Participants who elect to set a Deferred Payment Date must give the Company written notice of the Deferred Payment Date not later than sixty (60) days prior to the relevant Redemption Date. For certainty, Participants shall not be permitted to give any such notice after the day which is sixty (60) days prior to the relevant Redemption Date and a notice once given may not be changed or revoked.

4. WITHHOLDING TAXES

4.1 Withholding Taxes.  The Company or its Affiliates may take such steps as are considered necessary or appropriate for the withholding of any taxes or other amounts which the Company or its Affiliate are required by any law or regulation of any governmental authority whatsoever to withhold in connection with any issuance or delivery of Common Shares made under this Plan including, without limiting the generality of the foregoing, the withholding of all or any portion of any issuance or delivery of Common Shares to be made to the Participant, until such time as a Participant has paid the Company or its Affiliates any amount which the Company and its Affiliates are required to withhold with respect to such taxes or other amounts. For greater certainty, immediately upon the issuance of any Common Shares in satisfaction of a Restricted Share Unit, the Company shall be entitled to sell on behalf and for the account of a Participant a given number of Common Shares sufficient to cover any applicable withholding taxes and other amounts to be withheld by the Company in connection with the Participant's vested Restricted Share Units.

5. GENERAL

5.1 Effective Time of Restricted Share Unit Plan.  The Plan shall be effective on September 20, 2021. The Plan shall remain in effect until it is terminated by the Board.

5.2 Participants in the United States. The Company may, without amending the Plan, modify the terms of Restricted Share Units granted to Participants who provide services to the Company from outside of Canada in order to comply with the applicable laws of such jurisdictions. In addition, the terms of the Restricted Share Units granted to Participants subject to taxation in the United States will be subject to and will be determined by taking into consideration the terms stated in Appendix A that is attached to the Plan.

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5.3 Amendment of Restricted Share Unit Plan.  The Board may discontinue the Plan at any time without first obtaining shareholder approval, provided that, without the consent of a Participant, such discontinuance may not in any manner adversely affect the Participant's rights under any Restricted Share Unit granted under the Plan.

The Board may, subject to receipt of requisite regulatory and disinterested shareholder approval, make the following amendments to the Plan:

(a) increase the number of Restricted Share Units which may be issued pursuant to the Plan;

(b) change the definition of "Participant" under the Plan which would have the potential of narrowing, broadening or increasing insider participation;

(c) reduce the range of amendments requiring shareholder approval contemplated in this Section 5.3;

(d) make amendments that may lead to significant or unreasonable dilution to the Company's outstanding securities, or that may provide additional benefits to Participants at the expense of the Company or its shareholders;

(e) change insider participation limits which would result in shareholder approval being required on a disinterested basis; or

(f) make amendments to Section 5.4 of the Plan that would permit Restricted Share Units, or any other right or interest of a Participant under the Plan, to be assigned or transferred, other than for normal estate settlement purposes.

The Board may, subject to receipt of requisite regulatory approval (where required), but not subject to shareholder approval, in its sole discretion make all other amendments to the Plan that are not of the type contemplated above, including, without limitation:

(a) amendments of a housekeeping nature;

(b) the addition or a change to the vesting provisions of a Restricted Share Unit or the Plan;

(c) a change to the termination provisions of a Restricted Share Unit or the Plan;

(d) amendments to reflect changes to applicable securities laws; and

(e) amendments to ensure that the Restricted Share Units granted under the Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction of which a Participant to whom a Restricted Share Unit has been granted may from time to time be a resident, citizen or otherwise subject to tax therein.

5.4 Non-Assignable.  Except pursuant to a will or by the laws of descent and distribution, no Restricted Share Unit and no other right or interest of a Participant is assignable or transferable.

5.5 Rights as a Shareholder.  No holder of any Restricted Share Units shall  have  any  rights  as  a shareholder of the Company until such time as Common Shares are issued in satisfaction of the  Participant's Restricted Share Units. Subject to Sections 3.5 and 5.8, no holder of any Restricted Share Units shall be entitled to receive, and no adjustment shall be made for, any dividends, distributions or any other rights declared for shareholders of the Company for which the record date is prior to the date on which Common Shares are issued in satisfaction of the Participant's Restricted Share Units.

5.6 No Contract of Employment.  Nothing contained in the Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of, or to provide services to, the Company or its Affiliates nor interfere or be deemed to interfere in any way with any right of the Company or its Affiliates to discharge any Participant at any time for any reason whatsoever, with or without cause. Participation in the Plan by a Participant shall be voluntary.

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5.7 Adjustment in Number of Common Shares Subject to the Restricted Share Unit Plan.  In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Board in:

(a) the number of Common Shares available under the Plan; and

(b) the number of Common Shares subject to or underlying any Restricted Share Units.

If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Plan.

5.8 Securities Exchange Take-over Bid.  In the event that the Company becomes the subject of a take-over bid (within the meaning of the Securities Act (British Columbia) pursuant to which 100% of the issued and outstanding Common Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions of the incorporating statute and where consideration is paid in whole or in part in equity securities of the offeror, the Board may send notice to all holders of Restricted Share Units requiring them to exchange their Restricted Share Units, provided that:

(a) the offeror delivers with such notice an irrevocable and unconditional offer to grant replacement restricted share unit rights to the holders of Restricted Share Units on the equity securities offered as consideration by the offeror; and

(b) the Board has determined, in good faith, that such replacement restricted share unit rights have the same economic value as the Restricted Share Units being exchanged.

5.9 No Representation or Warranty.  The Company makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

5.10 Compliance with Applicable Law.  If any provision of the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith. For greater certainty, the Plan is also subject to TSXV Corporate Finance Manual Policy 4.4 - Incentive Stock Options, or any successor policy.

5.11 Interpretation.  This Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia.

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Appendix A

This special appendix sets forth special provisions of the Plan that apply to Participants ("US Grantees") subject to Section 409A of the United States Internal Revenue Code of 1986, as amended (the "Code").

1. Compliance with Section 409A

(a) In General - Notwithstanding any provision of the Plan to the contrary, it is intended that with respect to any US Grantee, such US Grantee's participation in the Plan shall be in a manner which does not subject the US Grantee's interests in the Plan to accelerated or additional tax under Section 409A. If any grant to a US Grantee or payment hereunder could cause the application of accelerated or additional tax under Section 409A, such grant or payment shall be deferred if and to the extent deferral will make such grant or payment compliant with Section 409A; otherwise such grant or payment shall be restructured, to the extent possible, in a manner determined by the Board that does not cause such an accelerated or additional tax. For purposes of Section 409A, each payment or amount due under this Plan shall be considered a separate payment.

(b) Change of Control - For US Grantees, "Change of Control" means an event as defined in Section 409A(2)(A)(v) of the Code.

(c) Disability - For US Grantees, "Disability" means a disability within the meaning of Section 409A(a)(2)(C) of the Code.

(d) Payments in General - Notwithstanding anything to the contrary, the US Grantees shall not have a right to designate the taxable year of any payment under the Plan.

2. Amendment of Appendix

The Board retains the power and authority to amend or modify this Appendix to the extent the Board in its sole discretion deems necessary or advisable to comply with any guidance issued under Section 409A. Such amendments may be made without approval of the shareholders of the Company or the approval of any individual Participant.

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SCHEDULE 1

[U.S. legend if applicable]

FORM OF GRANT LETTER

RESTRICTED SHARE UNIT PLAN

This Grant Letter is entered into between Lion Copper and Gold Corp. (the "Company") and the Participant named below pursuant to the Amended 2021 Restricted Share Unit Plan of the Company (the "Plan") and confirms that:

1. on _____________________, 20___ (the "Award Date");

2.                                                                                      (the "Participant");

3. was granted __________________________________ non-assignable restricted share units (the "Award"); and

4. the Award shall vest as follows or on such earlier date as provided under the Plan:

____________________________________________________________

____________________________________________________________

5. The Company will redeem the restricted share units at the time of vesting or _____________________________ [insert other redemption provisions].

6. By signing this Grant Letter, the Participant:

(i) acknowledges that he or she has read and understands the Plan, that he or she will abide by its terms and conditions, and that the Award is subject to the terms of the Plan;

(ii) agrees that an RSU does not carry any voting rights;

(iii) recognizes that (A) during the period between granting of an Award and the Vesting Date of the Award (or settlement thereof), the value of an RSU may be subject to a number of factors and the Corporation accepts no responsibility for any fluctuations in the value of the Award, and (B) there is no assurance as to when, if at all, a Change of Control will occur and therefore if or when the Award will vest;

(iv) acknowledges that the Company assumes no responsibility as regards to the tax consequences that participation in the Plan will have for the Participant and the Participant is urged to consult his or her own tax advisor in such regard; and

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(v) acknowledges that he or she is solely liable for any taxes or penalties which may be payable to Canada Revenue Agency under the Income Tax Act (Canada) or any other taxing authority in respect of the grant of an Award and the delivery of common shares pursuant to an Award is contingent upon satisfaction of applicable withholding requirements and applicable taxes may be withheld from any such payment in settlement of an Award.

IN WITNESS WHEREOF the Company and the Participant have executed this Grant Letter as of _________________________________, 20___.

LION COPPER AND GOLD CORP.

By:

Name of Participant

Signature of Participant	Witness